Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230860

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 12, 2019)

ZK INTERNATIONAL GROUP CO., LTD

$1,400,000 of Convertible Debentures

Up to 2,370,968 Ordinary Shares underlying Convertible Debentures

This prospectus supplement is offering $1,400,000 in the principal amount of convertible debentures (the “Convertible Debentures”) directly by the Company to selected investors pursuant to this prospectus supplement and the accompanying prospectus. The Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares at 70% of the average closing price during the seven (7) consecutive trading days immediately preceding the date of conversion with a floor price of $0.62 per share. We may issue up to 2,370,968 ordinary shares (the “Conversion Shares”) upon holders’ conversion of the Convertible Debentures for an aggregate of $1,470,000 in principal and interests. The Conversion Shares are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

We do not intend to apply to list the Convertible Debentures on any securities exchange or any automated dealer quotation system. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZKIN”. On September 21, 2020, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $1.34 per share.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $11,553,216 based on the closing price of $1.46 per ordinary share on July 28, 2020 and 7,913,162 shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

This is a self-underwritten offering. See “Plan of Distribution” beginning on Page S-16 of this prospectus supplement for more information.

In reviewing this prospectus supplement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page S-1 as well as the matters described under the caption “Risk Factors” beginning on page 6 of the accompanying prospectus and in the documents incorporate by reference herein and therein.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if either this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 22, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement contains specific information about the terms of this offering by us. This prospectus supplement and any free writing prospectus filed by us (unless otherwise specifically stated therein) may add, update or change information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us together with the information described under the sections entitled, “Where You can Get more Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and any additional information you may need to make your investment decision.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences in the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement or the accompanying prospectus. See “Item 10. Additional Information – E. Taxation” in the annual report for the fiscal year ended September 30, 2019 incorporate by reference to this prospectus supplement.

The registration statement that contains the accompanying prospectus (SEC File No. 333-230860) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and the securities offered hereby that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where to Find Additional Information” below.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any amendments or supplements thereto or any free writing prospectus prepared by or on our behalf. Neither we, nor the Agents, have authorized any other person to provide you with different or additional information. Neither we, nor the Agents, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The Agents are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus supplement, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless the context otherwise requires, in this prospectus supplement, the term(s) “we”, “us”, “our”, “Company”, “our company”, “ZK” and “our business” refer to ZK International Group Co., Ltd. Our foreign character name is 正康国际集团有限公司.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “contemplates”, “intends”, “believes”, “plans”, “may”, “will”, or their negatives or other comparable words, although not all forward-looking statements contain these identifying words. Such forward-looking statements may include, but are not limited to, statements and/or information related to: strategy, future operations, the size and value of the order book and the number of orders, projected costs, expected production capacity, expectations regarding demand and acceptance of our products, estimated costs of machinery to equip a new production facility, and trends in the market in which we operate, plans and objectives of management.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Assumptions have been made regarding, among other things: our ability to build high-performance stainless steel products and to begin production deliveries within certain timelines; our expected production capacity; prices for machinery to equip a new production facility, labor costs and material costs, remaining consistent with our current expectations; equipment operating as anticipated; there being no material variations in the current regulatory environment; and our ability to obtain financing as and when required and on reasonable terms.

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Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include but are not limited to:

●	general economic and business conditions, including changes in interest rates;

●	natural phenomena (including the current COVID-19 pandemic);

●	actions by government authorities, including changes in government regulation;

●	uncertainties associated with legal proceedings;

●	changes in the stainless steel industry market;

●	future decisions by management in response to changing conditions;

●	our ability to execute prospective business plans;

●	misjudgments in the course of preparing forward-looking statements;

●	our ability to raise sufficient funds to carry out our proposed business plan;

●	consumers’ willingness to adopt high-performance stainless steel and carbon steel pipe products;

●	dependency on certain key personnel and any inability to retain and attract qualified personnel;

●	inability to reduce and adequately control operating costs;

●	inability to succeed in establishing, maintaining and strengthening the ZK brand;

●	disruption of supply or shortage of raw materials;

●	the unavailability, reduction or elimination of government and economic incentives;

●	failure to manage future growth effectively; and

●	labor and employment risks.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus supplement and the accompanying prospectus and other documents that we may file from time to time with the securities regulators.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our historical financial statements and related notes, to understand our business, the ordinary shares and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-1 of this prospectus supplement and on page 21 of the accompanying prospectus.

All references to “$” or “dollars”, are expressed in US dollars unless otherwise indicated.

Our Company

Overview

We primarily conduct our business through our subsidiary Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”). Our core business focuses on providing systematic solutions to construction projects that require sophisticated piping systems. Leveraging our experience in the industry, we offer urban planners and real estate developers sophisticated pipe and fitting products and engineering expertise, enabling them to bring communities reliable and durable gas and water transmission systems. Our products are primarily sold in China, but are also exported and distributed in Europe, Africa and Southeast Asia. We have received numerous awards and recognitions domestically and internationally. Located within the Wenzhou Binhai Industrial Park, a national economic development zone, our facility occupies approximately five acres, consisting of business offices, manufacturing plants, a research and development center and storage facilities.

We specialize in designing and producing pipes and fittings such as double-press thin-walled stainless steel tubes and fittings, carbon steel tubes and fittings and single-press tubes and fittings. Focused on the innovation and expansion of our products to meet the specific needs of our clients, we believe that we are a leading manufacturer and engineer of high-performance stainless steel pipes. Our products offer a comprehensive suite of superior solutions for use in the construction and infrastructure industries. Our innovative products are used in a broad range of applications, including water and gas transmission within urban infrastructural development, residential housing development, food and beverage production, oil and gas exploitation, and agricultural irrigation. Since Zhejiang Zhengkang’s founding in 2001, we have developed an array of patented pipe and fitting products that have been marketed and distributed both domestically and internationally.

We promote our brand through our sales staff, distributors, trade shows, trade fairs, forums, direct communications with potential customers, business networks, and the internet. In addition, we tailor our products to the needs of our clients and provide our clients with competitive pricing to establish long-term business relationships. We take pride in the cutting-edge technology and superb quality of our products, which have received recognitions such as the ISO9001 Quality Management System Certification, ISO14001 Environmental Management System Certification, and National Industrial Stainless Steel Production License, among other awards and honors. Our products have been used in well-known facilities such as Olympic stadiums, multinational hotel chains, and mega-sized apartment complexes.

Safety, quality and productivity are three pillars of our operations and the hallmarks of our success. In the past year, we experienced another year of outstanding safety performance while continuing to improve safety standard for our workforce. We also plan to transform our value proposition from strictly being a product supplier to a solution provider, aiming to deliver both high-quality products and complete engineering solutions to our clients. We have compiled a team of engineers and pipe network designers who will work closely with the manufacturing team to respond to clients’ special construction demands, create rapid prototypes of our solutions, and enhance the utility of our products based on clients’ feedback. This work flow could also significantly improve the efficiency and performance of our engineers.

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Our Products and Services

Our products focus primarily on the drinking water and gas transmission industries, while a minor portion of revenue is generated from the pharmaceutical, medical, food and beverage industries. Produced from different stages of our production line, our steel products can be broken down and sold as the following parts and components:

•	Steel Strip: We manufacture carbon steel and stainless steel strip for sale to traditional manufacturers who are not in the pipe and fitting industry and for our own internal use in the production of our pipes and fittings. Our ability to produce steel strip in-house allows us to ensure the quality and consistency of our pipe and fitting products.

•	Steel Pipe: Our carbon steel and stainless steel pipes are primarily used in water and gas transmission systems. Carbon steel pipes are generally stronger than stainless steel, and therefore are typically used in applications that require high-pressure resistance, such as gas transmission and fire hydrants. Stainless steel pipes, in contrast, are more corrosion resistant and are commonly applied in cases that require clean transmission, such as drinking water and pharmaceutical liquid transmission.

•	Light Gauge Stainless Steel Pipe (LGSSP): We have production lines specifically designed to produce LGSSP, which have 40% thinner walls than regular stainless steel pipes. The reduction in the thickness of the pipe wall leads to a reduced manufacturing cost and weight and enhances installation flexibility due to its smaller size. LGSSP is an affordable option for household plumbing systems that require easy installation.

•	Pipe Connections and Fittings: We manufacture high-quality pipe connections and fittings that are used to connect pipes. Pipe fittings have wide applications for any piping and plumbing systems in both industrial and commercial applications. Fittings allow pipes to be joined or installed in the appropriate place and terminated or closed where necessary. We produce fittings in various shapes and sizes, with more than 10,000 different specifications. As most leakages are caused by misalignment or improper manufacture of connections and fittings, pipe connections and fittings, being the most crucial components of any piping system, require extremely precise production procedures. Depending on the purposes served, our pipe fittings can be categorized as follows:

•	Pipe fittings to extend or terminate pipe runs: couplings, adapters, unions, caps and plugs pipe.

•	Fittings to change a pipe's direction: elbows, three-way fittings

•	Pipe fittings to connect two or more pipes: tees, cross, side-inlet elbows, wyes

•	Pipe fittings to change pipe size: reducers, bushings, couplings

•	Pipe fitting tools: pipe fasteners

•	Pipe flanges

Our connections and fittings segment has grown significantly during 2019. The increased proportion of our revenue generated by the connections and fittings segment reflects a shift in our manufacturing and marketing priority to this segment. We have shifted our focus to connections and fittings because we could offer more value-add to our products than pipe or strip. More importantly, providing quality products in this segment is more likely to help us retain clients as consistency and quality of joints and fittings plays a big role in reducing maintenance costs and leakage rates for the customers.

Pipe production is very competitive in China. In order to distinguish ourselves from the other competitors in the industry, we have employed a team of engineers specializing in network design, CAD drawing, and special prototyping of piping systems to help our customers create a systematic solution based on their piping needs.

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Potential Impact of the COVID-19 Pandemic

In December 2019, a strain of novel coronavirus (now commonly known as COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries, and, on March 12, 2020, the World Health Organization declared COVID-19 to be a pandemic. In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States and China, have imposed unprecedented restrictions on travel, and there have been business closures and a substantial reduction in economic activity in countries that have had significant outbreaks of COVID-19.

After longer than usual shutdowns that spanned much of February due to Chinese New Year holidays and subsequently coronavirus-induced government mandated lockdown order, the production at the Company’s manufacturing facilities in Wenzhou City has resumed since early March and has been running at full capacity. We experienced increased backlog of orders during the shutdown period and now expects gradual easing of the backlog as its production returns to full capacity. The quarantine and lockdown were lifted in April 2020 and operations and productions have resumed since then. Despite the brief disruption in production and product work flow, the mandatory coronavirus lockdowns have not had material adverse impact on the Company’s operations and anticipated revenues for the current fiscal year.

It is currently not possible to predict how long the pandemic will last or the time that it will take for economic activity to return to prior levels. We will continue to monitor the COVID-19 situation closely and intend to follow health and safety guidelines as they evolve.

Corporate Structure and Principal Executive Offices

We were incorporated on May 13, 2015 under the laws of British Virgin Islands, and have a September 30 fiscal year end. As of September 22, 2020, we had 16,558,037 ordinary shares outstanding.

Our principal executive offices are located at No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025. Our telephone number is +86-577-8685-2999. Our website address is www.zkinternationalgroup.com. Information on our website does not constitute part of this prospectus supplement. Our agent for service is Vcorp Agent Services, Inc. and is located at 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

We have seven subsidiaries: XSigma Corporation, a British Virgin Islands company; ZK International Uganda Limited, a company incorporated under the laws of the Republic of Uganda; ZK Pipe Industry Co., Ltd., a Hong Kong Limited company; Wenzhou Weijia Pipeline Development Co., Ltd., a PRC company; Zhejiang Zhengkang Industrial Co., Ltd., a PRC company; Wenzhou Zhengfeng Industry and Trade Co., Ltd., a PRC company; and Wenzhou Zhenglong Ecommerce Co. Ltd., a PRC company.

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THE OFFERING

Securities offered:	$1,400,000 in principal amount of Convertible Debentures and up to 2,370,968 ordinary shares underlying the Convertible Debentures. The Convertible Debentures have an annual interest rate of 5% and a term of 12 months from the date of issuance, and are convertible into ordinary shares at 70% of the average closing price during the seven (7) consecutive trading days immediately preceding the date of conversion with a floor price of $0.62 per share (the “Conversion Price”). We do not intend to apply to list the Convertible Debentures on any securities exchange or any automated dealer quotation system. See “Description of Securities” on page S-12 of this prospectus supplement for a more complete description.

Ordinary shares outstanding after this offering:	Up to 18,929,005 ordinary shares, assuming holders of the Convertible Debentures convert all the outstanding principal and interest immediately prior to maturity at the floor price of $0.62. The actual number of Conversion Shares will vary depending on the Conversion Price.

Manner of offering:	This is a self-underwritten offering. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We anticipate using the net proceeds from the sale of Convertible Debentures on horizontal acquisition to increase market share and working capital for general corporate and administrative purposes. We will not receive any proceeds from the sale of Conversion Shares.

Risk Factors:

See “Risk Factors” on page S-1 and the other information in this prospectus supplement and “Risk Factors” on page 6 of the accompanying prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	ZKIN

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated therein by reference, including our historical and pro forma financial statements and related notes, before you decide to purchase the ordinary shares. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our ordinary shares. Refer to “Forward-Looking Statements”.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to our Business and Industry

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. In March 2020, the World Health Organization (“WHO”) declared the COVID-19 as a pandemic. Governments in affected countries are imposing travel bans, quarantines and other emergency public health measures, which have caused material disruption to businesses globally resulting in an economic slowdown. These measures, though temporary in nature, may continue and increase depending on developments in the COVID-19’s outbreak.

Zhejiang Province, where we conduct a substantial part of our business, was materially impacted by the COVID-19. We followed the recommendations of local health authorities to minimize exposure risk for our employees, including the temporary closure of our offices and suspension of marketing activities, and having employees work remotely. Our on-site work was not resumed until mid-March 2020 upon approval from the local government. Due to the extended lock-down and self-quarantine policies in China, we experienced significant business disruption during the lock-down period from February to mid-March. The production of the Company’s suppliers and logistics services were suspended since early February and did not resume until February 25, 2020 and was picking up slowly after China reopened businesses nationwide.

The extent to which the COVID-19 outbreak impacts our financial condition and results of operations for the full year of 2020 cannot be reasonably estimated at this time and will depend on future developments that currently cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the COVID-19 outbreak or treat its impact, the government steps to combat the virus, the disruption to the general business activities of the PRC and the impact on the economic growth and business of our manufacturers and distributors for the foreseeable future, among others.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

We may incur liability for unpaid taxes, including interest and penalties.

In the normal course of its business, our Company, including in particular Zhejiang Zhengkang and Wenzhou Zhengfeng, may be subject to challenges from various PRC taxing authorities regarding the amounts of taxes due. Although Zhejiang Zhengkang is currently entitled to a preferential income tax rate of 15% as we have been certified as a high-tech enterprise by the local agency and our management believe that the we have paid all taxes to date, PRC taxing authorities may take the position that the we owe more taxes than we have paid based on transactions conducted by ZK International or ZK Pipe, which may be deemed a resident enterprise, thereby resulting in taxable liability for Zhejiang Zhengkang. (See “Risk Factors - Under the Enterprise Income Tax Law, we may be classified as a ‘Resident Enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”).

We recorded an income tax liability of $4,215,998 and $4,176,537 as of March 31, 2020 and September 30, 2019, respectively. It is possible that the tax liability of the Company for past taxes may be higher than those amounts. We believe that we have sufficient cash on hand to adequately meet any tax liability for the underpayment of income and business taxes. Additionally, we believe that we may be able to negotiate with local PRC taxing authorities a reduction to any amounts that such authorities may believe are due and a reduction to any interest or penalties thereon. We have no guarantee that we will be able to negotiate such a reduction. To the extent we can negotiate such amounts, national-level taxing authorities may take the position that localities are without power to reduce such liabilities, and such PRC taxing authorities may attempt to collect unpaid taxes, interest and penalties in amounts greatly exceeding management’s estimates.

Our industry is very competitive in China.

The domestic market for pipe and fitting products is fragmented and highly competitive. We estimate that there are a few relatively large companies with which we compete against and more than one hundred smaller companies with regional presences. We also face competition from products imported to China or produced by manufacturers that are already globally recognized. The number of these companies varies from time to time. Some of our pipe and fitting products compete on the basis of price and are sold in fragmented markets with low barriers to entry, allowing less expensive domestic producers to gain market share and reduce our margins. To the extent these competitors are able to grow and consolidate, they may be able to take advantage of economies of scale, which could put further pressure on our margins.

A weakening of the Chinese economy (and in particularly in real estate or hospitality sectors) could hurt demand for our products.

Through distributors and wholesalers, most of our products are sold domestically to end users in the real estate or hospitality industries, including those in local municipalities, hotels or residential complexes. As such, we have relied on consumer spending to drive sales in our products. Over the last five years, there are signs that China’s GDP growth rate has slowed. If China’s economy continues to slow, or if customer spending for decreases, demand for our products may be negatively impacted, which would adversely affect sales of our products to infrastructural, real estate or hotel developers and results of our operations.

Our inability to raise additional capital could have material adverse effect on our financial condition and results of operations.

Our production can be improved with additional production units and better infrastructure within the facility. We may need additional capital from time to time in order for us to purchase additional equipment and build necessary infrastructure within our production facility to meet the demand of our customers. If we cannot raise additional capital and is unable to execute our business expansion plan successfully, our customers may experience substantial delay in receiving our products, which could have a material adverse effect on our business relationship with them and our financial performance.

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown.

Our products mainly serve as key components in projects and machines operated by our customers which are mostly in the construction industry. Therefore, we are subject to the general changes in economic conditions affecting those industry segments of the economy. If the industry segments in which our customers operate do not grow or if there is a contraction in those industries, demand for our products will decrease. Demand for our products is typically affected by a number of overarching economic factors, including, but not limited to, interest rates, the availability and magnitude of private and governmental investment in infrastructure projects and the health of the overall global economy. If there is a decline in economic activity in China and the other markets in which we operate or a protracted slowdown in industries on which we rely for our sales, demand for our products and our revenue will likewise decrease.

Any decline in the availability or increase in the cost of raw materials could materially affect our earnings.

Our pipe and fitting manufacturing operations depend heavily on the availability of various raw materials and energy resources. The availability of raw materials and energy resources may decline and their prices may fluctuate greatly. If our suppliers are unable or unwilling to provide us with raw materials on terms favorable to us, we may be unable to produce certain products. This could result in a decrease in profit and damage to our reputation in our industry. In the event our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for raw materials or energy resources could materially increase our costs and therefore lower our earnings.

Outstanding bank loans may reduce our available funds.

We have $17,144,955 and $16,281,461 in outstanding bank loans as of March 31, 2020 and September 30, 2019, respectively. While the management believes that we will have sufficient cash to repay these loans, there can be no guarantee that we will be able to pay all amounts when due or refinance the amounts on terms that are acceptable to us or at all. If we are unable to make our payments when due or to refinance such amounts, our property could be foreclosed and our business could be negatively affected.

Weak liquidity may have material adverse effect on our results of operations.

While our operating activities provided $8,156,488 in net cash during the fiscal year ended September 30, 2019, we cannot assure you that we will be able to do in the future. In addition, some of our accounts receivable have carried balance for more than 3 years. While we are actively collecting the remaining balance of these accounts receivable, we cannot assure you that we will be able to do so. If we continue experiencing an increase in accounts receivable without substantial collection of them, the weak liquidity could have a material adverse effect on our financial performance.”

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history, with our oldest subsidiary, Wenzhou Zhengfeng, having been founded in 1999. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets such as the growing market for pipe and fitting products in the PRC. Some of these risks and uncertainties relate to our ability to:

•	offer additional pipe and fitting products to attract and retain a larger customer base;

•	attract additional customers and increased spending per customer;

•	increase awareness of our brand and continue to develop customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new pipe and fitting products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those customers that accounted for more than 10% of overall revenues in such period. We had no significant customer during the fiscal year ended September 30, 2019. There was one significant customer during the fiscal year ended September 30, 2018, which accounted for 21.1% of total sales. We have one significant customer during the fiscal year ended September 30, 2017, which accounted for 14.9% of total sales. It is common practice for us rely to on individual orders from such customers without any long-term contracts. Therefore, there can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. As the majority of our revenues are driven by individual orders for construction products, our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition and results of operations.

The loss of any of our key vendors could have a materially adverse effect on our results of operations.

We consider our major vendors in each period to be those vendors that accounted for more than 10% of overall purchases in such period. We had two vendors during the fiscal years ended September 30, 2019, who collectively accounted for 75.78% of total purchase. We had three vendors during the fiscal years ended September 30, 2018 and 2017, who collectively accounted for 62.4% and 63.6% of total purchase respectively during the two fiscal years. We purchase raw materials on the market at prevailing market prices. We believe that we can locate replacement vendors readily on the market for prevailing prices and that we would not have significant difficulty replacing a given vendor, any difficulty in replacing such a vendor could adversely affect our company’s performance to the extent it results in higher prices, slower supply chain and ultimately less desirable results of operations.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver products.

Our patent rights are limited in China.

We rely on many patented products to establish our market share for stainless pipe products. Our patent rights are granted by the State Intellectual Property Office of the PRC. While we have sold our products outside of the PRC and plan to continue expanding the export of our products overseas, we have not been granted any patent in countries outside of the PRC. As of the date hereof, most of our products are sold within the PRC. However, in the event that we begin to generate substantial revenue from sales abroad and if we cannot successfully protect our intellectual properties outside of the PRC, we may not be able to execute our business plan, which could have a material adverse effect on our financial performance.

Rapid expansion could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated growth, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, operational and internal management systems and enhance our record keeping and contract tracking system. Such measures will require us to dedicate additional financial resources and personnel to optimize our operational infrastructure and to recruit more personnel to train and manage our growing employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

We must manage growth in operations to maximize our potential growth and achieve our expected revenues and any failure to manage growth will cause a disruption of our operations and impair our ability to generate revenue.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our pipe and fitting manufacturing and production facilities and capabilities and continue to develop new and improved valves. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our internal growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow internally through increasing the development of new products and improve the quality of existing products. However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, our ability to improve our products and product mix to realize the benefits of our research and development efforts, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange rates. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets. Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

We cannot assure you that our acquisition growth strategy will be successful, resulting in our failure to meet growth and revenue expectations.

In addition to our internal growth strategy, we plan to explore the possibility of growing through strategic acquisitions. We may pursue opportunities to acquire businesses in the PRC that are complementary or related in products and business structure to us. We do not presently have any commitments, agreements or understandings to acquire any businesses or assets of such businesses. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business. Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership. Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to retain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In addition to the above, acquisitions in the PRC, including state owned businesses, will be required to comply with the laws of the PRC, to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals that are necessary to consummate such acquisitions, to the extent required. If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Our growth strategy includes building our brand, increasing market penetration of our existing products, developing new products, increasing our targeting of the pharmaceutical market in China, and increasing our exports. Pursuing these strategies has resulted in and will continue to result in substantial demands on management resources. In particular, the management of our growth will require, among other things:

•	continued enhancement of our research and development capabilities;

•	information technology system enhancement;

•	stringent cost controls and sufficient liquidity;

•	strengthening of financial and management controls and information technology systems; and

•	increased marketing, sales and support activities; and hiring and training of new personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Our bank accounts are not insured or protected against loss.

We maintain our cash with various banks and trust companies located in the PRC. Our cash accounts are not insured or otherwise protected. While China is currently considering implementation of banking insurance policies, it has not yet done so. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

We are substantially dependent upon our senior management and key research and development personnel.

We are highly dependent on our senior management to manage our business and operations and our key research and development personnel for the development of new products and the enhancement of our existing products and technologies. In particular, we rely substantially on our Chief Executive Officer and Chairman of the Board Jiancong Huang, to manage our operations.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key man life insurance on any of our senior management or key personnel including our Chief Executive Officer and Chairman of the Board, Mr. Jiancong Huang. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our company. Although each of our senior management and key personnel has signed a confidentiality and non-competition agreement in connection with his employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

We compete for qualified personnel with other hardware manufacturing companies and related technology research institutions. Intense competition for these personnel could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may not be able to meet our business and financial goals.

We are heavily dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired.

If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of patent, copyright, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We own various patents in China covering our pipe and fitting production technology.

The process of seeking patent protection can be lengthy and expensive, our patent applications may fail to result in patents being issued, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

We also rely on trade secret rights to protect our business through non-disclosure provisions in employment agreements with employees. If our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our technology and know-how without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

•	pay damage awards;

•	seek licenses from third parties;

•	pay ongoing royalties;

•	redesign our branded products; or

•	be restricted by injunctions,

each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

We are susceptible to general economic conditions, natural catastrophic events and public health crises, market downturns and changes in supply chains and sales demand could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact graphite products industry. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines, market downturns and changes in customer behavior related to pandemic fears and impacts on our workforce if the virus becomes widespread in any of our markets. If the virus were to affect a significant number of our workforce employed in our business-to-business and business-to-customer sales operation, we may experience delays or the inability to deliver our products to customers on a timely basis. In addition, our manufacture process relies on raw materials and components provided by our suppliers. If the ongoing quarantining measures cause delays along our supply chain, we will likely experience manufacture slow-down for the indefinite future. Our customers include mainly domestic customers and we generally do not enter into long-term contracts with our customers; one or more of our customers, distribution partners, service providers or suppliers may experience financial distress, file for bankruptcy protection, go out of business, or suffer disruptions in their business due to the coronavirus outbreak; as a result, our operation revenues may be impacted. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus, but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

Risks Related to Our Ordinary shares and this Offering

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have adopted ASC 606 for the fiscal year ended September 30, 2019.

Our officers/directors have entered into an agreement to vote in concert, which provides control over majority of our Ordinary Shares and increases our influence on shareholder decisions.

ZK International was incorporated on May 13, 2015 under the laws BVI, with 100% of the founding shares held by Kai Chun Cheng. On the same date, Jiancong Huang, Mingjie Wang, Guolin Wang, Jiandi Wang and Yangming Wang entered into an agreement to vote in concert in ZK International with Mr. Huang appointed as proxy effective completion of transfer of the ordinary shares held by Mr. Cheng. Pursuant to the agreement, which has a term of 20 years from its effective date of May 13, 2015, if the parties are unable to reach a unanimous consent in relation to the matters requiring action in concert, a decision made by more than 50% of the voting rights of the parties will be deemed a decision unanimously passed by all parties and will be binding on all parties. On July 29, 2015, Mr. Cheng entered into equity interest transfer agreements with and transferred to these individuals 45%, 20%, 20%, 10% and 5%, respectively, of ZK International’s equity interest on October 12, 2015. All of these individuals are officers or directors of ZK International and/or our operating entity Zhejiang Zhengkang. As of January 31, 2020, our officers and/or directors beneficially own approximately 52.21% of our outstanding shares.  As a result, our officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ordinary shares. These actions may be taken even if they are opposed by our other shareholders.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may exempt our company from certain corporate governance requirements that could adversely affect our public shareholders.

Because of the voting in concert agreement described elsewhere in this annual report, our principal shareholders will continue collectively owning a majority of the voting power of our outstanding ordinary shares. Under Rule 5615(b)(1) of the Nasdaq Listing Requirement, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and is permitted to phase in its compliance with the independent committee requirements. Although we do not rely on the "controlled company" exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements.

As a foreign private issuer, our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of the Nasdaq Capital Market for domestic U.S. issuers, provided that we disclose the requirements we are not following and describe the home country practices we are following. From time to time, we have followed and may follow home country practice in British Virgin Islands in lieu of Nasdaq Capital Market rules requiring written notification to shareholders for omission to seek shareholder approval for a specified issuance of securities. In August 2018, we provided Nasdaq with notice of noncompliance with respect to the requirement to provide written notification to shareholders for omission to seek shareholder approval for a specified issuance of securities. Nasdaq Listing Rule 5635(f) provides that “[a] Company that receives [an exemption applicable to a specified issuance of securities] must mail to all Shareholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the shareholder approval that would otherwise be required…” Under the British Virgin Islands Business Companies Act, there is no general requirement for shareholders to be notified of securities issuance of a British Virgin Islands company, which is different than the requirements of the Nasdaq Capital Market listing standards. We may in the future again elect to follow home country practices in British Virgin Islands with regard to other matters. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the applicable rules of the Nasdaq Capital Market applicable to domestic U.S. issuers.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Ordinary Shares may decline.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, beginning with this annual report on Form 20-F, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 20-F following the date on which we are no longer an “emerging growth company”. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent we determine that the proposed uses set forth in in the section titled “Use of Proceeds” in our initial public offering registration statement are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we received from our initial public offering. However, we advise shareholders as required in our annual reports on Form 20-F of any changes in application of funds and will file a report of foreign private issuer on Form 6-K to the extent we determine such changes in application must be disclosed more quickly.

Our management will have broad discretion in the application of such net proceeds, including working capital, and other general corporate purposes, including paying tax due, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our ordinary shares if the market price of our ordinary shares increases.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The laws of the British Virgin Islands provide little protection for minority shareholders, so minority shareholders will have little or no recourse if they are dissatisfied with the conduct of our affairs.

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Business Companies Act 2004 (the "BVI Act") dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the company's memorandum and articles of association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company's memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

USE OF PROCEEDS

We anticipate using the net proceeds from the sale of the Convertible Debentures on horizontal acquisition to increase market share and working capital for general corporate and administrative purposes. We will not receive any proceeds on the sale of the Conversion Shares.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our product development efforts and market acceptance of our products. As a result, our management will have discretion and flexibility in applying the net proceeds from this offering for this purpose.

DESCRIPTION OF SECURITIES

Convertible Debentures

The material terms and provisions of the Convertible Debentures being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The form of the Convertible Debentures will be filed as an exhibit to a report on Form 6-K that we will file with the SEC in connection with this offering and reference is made thereto for a complete description of such debentures.

The Convertible Debentures will become due and payable 12 months from the date of issuance. The Convertible Debentures bear an annual interest rate of 5%. The Convertible Debentures may be converted in full or in part at any time at the option of the holders into our ordinary shares. The Conversion Price is 70% of the average closing price during the seven (7) consecutive trading days immediately preceding the date of conversion with a floor price of $0.62 per share. The Conversion Price and floor price are adjustable upon subdivision or combination of our ordinary shares. We have the right, but not the obligation to redeem early a portion or all amounts outstanding under the Convertible Debentures. The Convertible Debentures are unsecured general obligations and rank pari passu with our other unsecured and unsubordinated liabilities.  The Convertible Debentures are identical for all of the holders except for principal amount.

We do not intend to apply to list the Convertible Debentures on any securities exchange or any automated dealer quotation system.

Conversion Shares

We may issue up to 2,370,968 ordinary shares if the holders of the Convertible Debentures convert all the outstanding principal and interest immediately prior to maturity at the floor price of $0.62. The actual number of ordinary shares issued will vary depending on the Conversion Price.

ZK International was incorporated on May 13, 2015 under the BVI Business Companies Act, 2004 (the “BVI Act”) as a company limited by shares. We are authorized to issue 50,000,000 ordinary shares of a single class, with no par value. As of September 22, 2020, there were 16,558,037 ordinary shares issued and outstanding. We issued 74,784 warrants to the underwriter in our initial public offering that was closed on September 1, 2017. The warrants are exercisable at $5.00 per share and will expire on June 30, 2022. As of September 22, 2020, there were 74,784 ordinary shares issuable upon exercise of outstanding warrants.

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our ordinary shares.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, and its telephone number is (469) 633-0101.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders' voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days' notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorise any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, our board of directors may authorize the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of March 31, 2020 on a pro forma as adjusted basis giving effect to the sale of the Convertible Debentures in an aggregate price of $1,400,000 after deducting estimated expenses. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, and the section entitled “Item 5. Operating and Financial Review and Prospects — Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 20-F for the year ended September 30, 2019, and our financial performance for the six months ended March 31, 2020 on Form 6-K, both of which are incorporated by reference herein. You should also read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds”, “Expenses Relating to this Offering” and “Description of Shares” contained in this prospectus supplement.

	As of March 31, 2020
	Actual (unaudited)	Pro forma Adjustment
Liabilities:
5% Convertible Debenture, due 2021	$-	1,400,000
Other liabilities	32,137,812	32,137,812
Total Liabilities	32,137,812	33,537,812

Shareholders’ Equity:
Ordinary shares	-	-
Additional paid-in capital	18,049,630	18,049,630
Statutory surplus reserve	2,907,294	2,907,294
Retained earnings	24,457,769	24,457,769
Accumulated other comprehensive income (loss)	(1,397,381)	(1, 397,381)
Non-controlling interests	304,764	304,764
Total shareholders’ equity	$44,322,076	44,322,076

Total Capitalization	$76,459,888	77,859,888

DILUTION

If you invest in our ordinary shares, your interest in our ordinary shares will be diluted to the extent of the difference between the offering price per ordinary share and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary share. Our net tangible book value attributable to shareholders on March 31, 2020 was $2.66 per ordinary share. Net tangible book value per ordinary share as of March 31, 2020 represents the amount of total assets less intangible assets and total liabilities, divided by the number of ordinary shares outstanding.

Our pro forma as adjusted net tangible book value of our ordinary shares as of March 31, 2020 gives effect to the issuance of up to 2,370,968 ordinary shares upon conversion of the Convertible Debentures. Our post offering pro forma net tangible book value as of March 31, 2020, which gives effect to receipt of the net proceeds from the offering of the Convertible Debentures and issuance of additional shares upon conversion but does not take into consideration any other changes in our net tangible book value after March 31, 2020, will be approximately $2.33 per ordinary share. Net tangible book value per ordinary share would decrease by $0.33 per share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing units based on the foregoing offering assumptions.

Offering(1)
Offering price of the Convertible Debentures ($)	$1,400,000
Issuance of ordinary shares upon conversion of Convertible Debentures*	2,370,968
Net tangible book value per ordinary share before the offering	$2.66
Increase per ordinary share attributable to payments by new investors	$0.33
Pro forma net tangible book value per ordinary share after the offering	$2.33

* Assuming the holders of the Convertible Debentures convert all the outstanding principal and interest immediately prior to maturity at the floor price of $0.62.

The above table is based on 16,558,037 shares outstanding as of March 31, 2020.

PLAN OF DISTRIBUTION

This is a self-underwritten offering.  This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them.  We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered.  In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the Securities and Exchange Commission. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding the Agents fees, that we expect to incur in connection with this offering, which excludes fees and expenses paid in connection with getting the registration statement under which this offering is being made (no. 333-230860) effective. All amounts are estimates.

SEC registration fee	$6,060
Legal fees and expenses	$40,000
Accounting fees and expenses	$-
Printing fees and expenses	$5,000
Miscellaneous	$5,000
Total	$56,060

LEGAL MATTERS

Mourant Ozannes is acting as our British Virgin Islands counsel. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Mourant Ozannes is 5th Floor, Waters Edge Building, Meridian Plaza, Road Town, Tortola, British Virgin Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

EXPERTS

Our consolidated financial statements as of September 30, 2019 and September 30, 2018 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of ZH CPA, LLC (formerly ZH CPA LLP), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, USA 8020.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in our company which is material to that person, or has a material, direct or indirect economic interest in our company or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2019, including any amendments, initially filed with the SEC on January 31, 2020;

•	our Form 6-Ks dated February 3, 2020, April 8, 2020, April 15, 2020, May 14, 2020, June 12, 2020, June 22, 2020, August 11, 2020 and September 4, 2020;

•	the documents and reports set out in the section entitled “Incorporation by Reference” in the Prospectus;

•	the documents and reports filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the prospectus and this prospectus supplement;

•	other documents and reports furnished by us to the SEC on Form 6-K subsequent to the date of the prospectus, but only to the extent specifically set forth in such Form 6-K;

•	all documents and reports filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934; and

•	any other documents and reports furnished by us to the SEC on Form 6-K after the date of this prospectus supplement and prior to the termination of the offering, but only to the extent specifically set forth in such Form 6-K;

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

ZK International Group Co., Ltd

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-218198) are traded on the Nasdaq Capital Market under the symbol “ZKIN”. On February 4, 2019, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $1.69 per ordinary share. As of March 31, 2019, the aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $1.69 was approximately $12,409,796.75 based on 16,558,037 outstanding ordinary shares, of which approximately 7,343,075 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, British Virgin Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2019

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we”, “us”, “our company”, “Company”, “our”, “Zhengkang” and “ZKIN” refer to:

•	ZK International Group Co., Ltd, a British Virgin Islands company limited by shares (“ZK International” when individually referenced);

•	ZK Pipe Industry Co., Ltd., a Hong Kong limited company (“ZK Pipe” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	XSigma Corporation, a British Virgin Islands company (“XSigma” when individually referenced), which is a wholly-owned subsidiary of ZK International;

•	Zk International Uganda Limited, a company incorporated in the Republic of Uganda (“ZK Uganda” when individually referenced), 80% of which is owned by ZK International;

•	Wenzhou Weijia Pipeline Development Co., Ltd. (“Wenzhou Weijia”) (also referred to as 温州维佳管道发展有限公司 in China), a PRC company, which is a wholly-owned subsidiary of ZK Pipe;

•	Zhejiang Zhengkang Industrial Co., Ltd. (“Zhejiang Zhengkang”) (also referred to as 浙江正康实业股份有限公司 in China), a PRC company, 99% of which is owned by Wenzhou Weijia;

•	Wenzhou Zhengfeng Industry and Trade Co., Ltd. (“Wenzhou Zhengfeng”) (also referred to as 温州正丰工贸有限公司 in China), a PRC company, which is a wholly-owned subsidiary of Zhejiang Zhengkang; and

•	Wenzhou Zhenglong Ecommerce Co., Ltd. (“Zhenglong Ecommerce”) (also referred to as 温州正隆电子商务有限公司 in China), a PRC company, 90% of which is owned by of Zhejiang Zhengkang.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

ABOUT THE COMPANY

Overview

We are a manufacturer and engineer of high-performance stainless steel products for projects that require sophisticated water or gas pipeline systems. We cater our expertise and products to infrastructure projects by urban planners, real estate developers, local governments and municipalities to bring communities reliable and durable gas and water transmission systems. Our products including double-press thin-walled stainless steel tubes and fittings, carbon steel tubes and fittings and single-press tubes and fittings, are sold predominately in China, but are also exported and distributed in Europe and Southeast Asia.

Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our Annual Report on Form 20-F and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

Our principal executive offices are located at c/o Zhejiang Zhengkang Industrial Co., Ltd., No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025. The telephone number of our principal executive offices is +86-0577-8685-2999. Our registered agent in the British Virgin Islands is Overseas Management Company Trust (B.V.I.) Ltd. Our registered office and our registered agent’s office in the British Virgin Islands are both at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Our registered agent in the United States is Vcorp Agent Services, Inc., with its office located at 25 Robert Pitt Drive, Suite 204 Monsey, NY 10952.

Below is a chart illustrating our current corporate structure:

ZK International Group Co. Ltd.
("ZK International")
British Virgin Islands
(May 13, 2015)
100%
100%
80%
XSigma Corporation ("XSigma")
British Virgin Islands
(January 18, 2018)
ZK Pipe Industry Co. Ltd. ("ZK Pipe")
Hong Kong SAR
(May 28, 2015)
ZK International Uganda Limited
("ZK Uganda")
Republic of Uganda
March 23, 2018
Offshore
Onshore
100%
Wenzhou Weijia Pipeline Development Co., Ltd.
("Wenzhou Weijia")
People's Republic of China
(June 17, 2015)
99%
Zhejiang Zhengkang Industrial Co. Ltd.
("Zhejiang Zhengkang")
People's Republic of China
(December 4, 2001)
100%
90%
Wenzhou Zhengfeng Industry and Trade Co. Ltd.
("Wenzhou Zhengfeng")
People's Republic of China
(December 24, 1999)
Wenzhou Zhenglong Ecommerce Co. Ltd.
("Zhenglong Ecommerce")
People's Republic of China
(March 15, 2018)

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering equity securities, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which will occur when the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year, or (4) the date on which we have issued more than an aggregate of $1.0 billion in non-convertible debt during the prior three-year period.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

EXCHANGE RATE DATA

Our financial information is presented in U.S. dollars. Our functional currency for ZK International and XSigma is U.S. dollars, and functional currency for ZK Pipe, Wenzhou Weijia, Zhejiang Zhengkang, Wenzhou Zhengfeng and Zhenglong Ecommerce is Renminbi (“RMB”). Transactions which are denominated in currencies other than functional currency are converted into functional currency at the exchange rate at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than functional currency are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. For those entities which use RMB as its functional currency, the financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. (www.federalreserve.gov).

	High	Low	Period End	Average
2013	6.2438	6.0537	6.0537	6.1478
2014	6.2591	6.0402	6.2046	6.1620
2015	6.4896	6.1870	6.4778	6.2827
2016	6.9580	6.4480	6.9430	6.6400
2017	6.9575	6.4773	6.5063	6.7569
2018	6.9737	6.2649	6.8755	6.6090
January	6.5263	6.2841	6.3990	6.4727
February	6.3471	6.2649	6.3280	6.3183
March	6.3565	6.2685	6.2726	6.3174
April	6.3340	6.2655	6.3325	6.2967
May	6.4175	6.3325	6.4096	6.3701
June	6.6235	6.3850	6.6171	6.4651
July	6.8102	6.6123	6.8038	6.7164
August	6.9330	6.8018	6.8300	6.8453
September	6.8880	6.8270	6.8680	6.8551
October	6.9737	6.8680	6.9737	6.9191
November	6.9558	6.8894	6.9558	6.9367
December	6.9077	6.8343	6.8755	6.8837
2019
January	6.8708	6.6958	6.6958	6.7863
February	6.7907	6.6822	6.6912	6.7367
March	6.7381	6.6916	6.7112	6.7119

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for horizontal acquisition to increase market share and work capital.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “ZKIN” since September 1, 2017.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary Shares (symbol: “ZKIN”)

Nasdaq

	Market Price Per Share
	High	Low
Quarterly:
September 1, 2017 to September 30, 2017	$10.50	$7.50
October 1, 2017 to December 31, 2017	$16.00	$6.70
January 1, 2018 to March 30, 2018	$12.85	$6.55
April 1, 2018 to May 31, 2018	$7.51	$3.17
June 1, 2018 to September 30, 2018	$4.73	$2.67
October 1, 2018 to December 31, 2018	$3.69	$1.25
January 1, 2019 to March 31, 2019	$4.18	$1.28

DESCRIPTION OF SHARES

Ordinary Shares

ZK International was incorporated on May 13, 2015 under the BVI Act as a company limited by shares. We are authorized to issue 50,000,000 ordinary shares of a single class, with no par value. As of September 30, 2018, the date of the most recent audited balance sheet included in our financial statements, there were 16,528,037 ordinary shares issued and outstanding. As of March 31, 2019, there were 16,558,037 ordinary shares issued and outstanding. We issued 74,784 warrants to the underwriter in our initial public offering that was closed on September 1, 2017. The warrants are exercisable at $5.00 per share for a period of five years starting six months after the closing of the IPO. As of March 31, 2019, there were 74,784 ordinary shares issuable upon exercise of outstanding warrants.

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about the compensation of directors will be recommended by the compensation committee, upon its formation, and approved by the board of directors as a whole, both acting only when a quorum of members is present.

The following are summaries of the material provisions of our memorandum and articles of association and the BVI Act, insofar as they relate to the material terms of our ordinary shares.

General

All of our issued ordinary shares are fully paid and non-assessable. Each holder of ordinary shares is entitled to a certificate specifying the number of ordinary shares held by him, her or it. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093, and its telephone number is (469) 633-0101.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be authorized by our board of directors, subject to the BVI Act and our memorandum and articles of association.

Shareholders' voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called meeting of the shareholders entitled to vote on such action. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds. An action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing.

Election of directors

The laws of the British Virgin Islands do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in the British Virgin Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of Shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven days' notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested within 28 days of receiving the written request. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the beginning of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors who make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as they determine to be necessary or desirable. A director must be given not less than 3 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by a majority of the directors.

A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorise any individual it thinks fit to act as its representative at any meeting of shareholders. The authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of minority shareholders

We would normally expect British Virgin Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) an infringement of individual rights of the minority shareholder (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new ordinary shares under either British Virgin Islands law or our memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any ordinary share unless the shareholder has failed to pay an amount due in respect of it.

Liquidation

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay all amounts paid to us on account of the issue of shares immediately prior to the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the amount paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the amounts paid to us on account of the issue of shares, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the amounts paid up immediately prior to the winding up on the shares held by them, respectively. If we are wound up, the liquidator appointed by us may, in accordance with the BVI Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified date of payment. Where such a notice has been issued its requirements have not been complied with, the directors may, at any time before the tender of payment, forfeit and cancel the ordinary shares to which the notice relates.

Redemption of Ordinary Shares

Subject to the provisions of the BVI Act, our board of directors may authorise the issuance of shares at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors, subject to the BVI Act, our memorandum and articles of association and any applicable requirements imposed from time to time by the SEC, The Nasdaq Capital Market or any recognized stock exchange on which our securities are listed.

Variation of rights

All or any of the rights attached to any class of shares may subject to the provisions of the BVI Act be varied only with the consent in writing of, or a resolution passed at a meeting by the holders of more than 50% of the issued shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our memorandum of association, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum of association, combine our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Under the BVI Act, holders of our ordinary shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) our register of shareholders, (iii) our register of directors and (iv) minutes of meetings and resolutions of our shareholders, and to make copies and take extracts from these documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, at such times, to such persons, for such consideration and on such terms as they may determine by a resolution of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Hebron Technology Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of ZK International, whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the ZK International; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Memorandum and Articles of Association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended September 30, 2018, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,060
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended September 30, 2018, including any amendments, initially filed with the SEC on January 31, 2019;

•	our Report on Form 6-K, furnished to the SEC on February 4, 2019, with respect to certain press releases; and

•	our Report on Form 6-K, furnished to the SEC on February 11, 2019, with respect to certain press releases;

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Corporate Secretary at No. 678 Dingxiang Road, Binhai Industrial Park, Economic & Technology Development Zone, Wenzhou, Zhejiang Province, People’s Republic of China 325025.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Vcorp Agent Services, Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

The United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the British Virgin Islands. A final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended September 30, 2018, in our Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2018.

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. Mourant Ozannes is acting as our British Virgin Islands counsel. The current address of Mourant Ozannes is Coastal Buildings, Wickham's Cay II, PO Box 4857, Road Town, Tortola, British Virgin Islands. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

Our consolidated financial statements as of September 30, 2018 and September 30, 2017 and for the years respectively then ended incorporated by reference in this prospectus and have been so included in reliance on the report of ZH CPA, LLC (formerly ZH CPA LLP), an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The current address of ZH CPA, LLC is 1600 Broadway, Suite 1600, Denver, Colorado, USA 8020.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ZK INTERNATIONAL GROUP CO., LTD

PROSPECTUS SUPPLEMENT

$1,400,000 of Convertible Debentures

Up to 2,370,968 Ordinary Shares underlying Convertible Debentures

September 22, 2020